Corporate Update January 7, 2019 Exhibit 99.2

Forward-Looking Statements This presentation contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. We caution investors that forward-looking statements are based on management’s expectations and assumptions as of the date of this presentation, and involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those associated with: the full-year 2019 net sales guidance for the CINV franchise; whether the FDA approves the HTX-011 NDA as submitted; the timing of the FDA’s review process for HTX-011; whether the FDA will require an advisory committee meeting for HTX-011 in the future; whether the EMA accepts the HTX-011 MAA as submitted; whether the European Commission authorizes the MAA; the anticipated commercial launch of HTX-011; the potential market opportunity for HTX-011; the timing and results of the studies in the HTX-034 development program; and other risks and uncertainties identified in the Company's filings with the Securities and Exchange Commission. Forward-looking statements reflect our analysis only on their stated date, and we take no obligation to update or revise these statements except as may be required by law.

Heron Pipeline

We are currently developing and commercializing pharmaceutical products for patients suffering from cancer or postoperative pain:

CINV*

Product	PRECLINICAL – CLINICAL – NDA – APPROVED
SUSTOL® (granisetron) extended-release injection	US FDA Approved for CINV Prevention*
CINVANTI® (aprepitant) injectable emulsion	US FDA Approved for CINV Prevention*

PAIN MANAGEMENT

Product	PRECLINICAL – CLINICAL – NDA – APPROVED	Notes
HTX-011	Under Investigation for Postoperative Pain via Local Application (through NDA)	▪ Fast Track and Breakthrough Therapy designations granted ▪ NDA accepted for Priority Review; PDUFA 30 Apr 2019 ▪ EU MAA filling by Centralized Procedure in 1H2019
HTX-034	Under Investigation for Postoperative Pain via Local Application (preclinical)	▪ Produces complete elimination of pain for 7 days in validated pig model of postoperative pain

*CINV: Chemotherapy-induced nausea and vomiting. **SUSTOL® (granisetron) extended-release injection** is indicated in combination with other antiemetics in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic chemotherapy (MEC) or anthracycline and cyclophosphamide (AC) combination chemotherapy regimens. **CINVANTI® (aprepitant) injectable emulsion**, in combination with other antiemetic agents, is indicated in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of highly emetogenic cancer chemotherapy (HEC) including high-dose cisplatin and nausea and vomiting associated with initial and repeat courses of moderately emetogenic cancer chemotherapy (MEC). CINVANTI has not been studied for treatment of established nausea and vomiting.

HTX-011 and HTX-034 are an investigational new drugs and are not approved by the FDA or other regulatory authority

HERON THERAPEUTICS

HTX-011 NDA for Postoperative Pain Management Has Received Priority Review FDA granted Priority Review to HTX-011 NDA with a PDUFA goal date of April 30, 2019 HTX-011 received Fast Track designation in 4Q 2017 and Breakthrough Therapy designation in 2Q 2018 Fast Track and Breakthrough Therapy products eligible for priority review if supported by clinical data at time of NDA submission Priority Review designation for drugs that, if approved, would be significant improvements in safety or effectiveness of the treatment or prevention of serious conditions intended to direct overall attention and resources of FDA to evaluation of such applications

Postoperative Pain and its Impact on the Opioid Crisis

$ As many as 6.5% of patients who take opioids to manage pain after surgery may become persistent opioid users.1 That equals about 2.9 MILLION PEOPLE.1 MORE THAN 50 MILLION surgical procedures happen in the United States.1 90% of patients undergoing a surgical procedure are prescribed opioids for pain management.2 Of these 2.6 million persistent opioid users, approximately ~500,000 will become addicted to opioids.3 In addition, opioid discharge prescriptions filled by recovering surgical patients result in more than 1 billion unused pills.4,5 70% of all these opioid tablets go unused.2 90% of these pills remain inside the home in unsecured locations.6 More than $13 billion of the annual healthcare costs associated with addiction can be attributed to postoperative pain management.1,3,8 32% of all opioid addicts report first opioid exposure through leftover pills.7 References: 1. Brummett, Chad M., et al. 2017. “New Persistent Opioid Use After Minor and Major Surgical Procedures in US Adults.” JAMA Surgery 152 (6): e170504. doi:10.1001/jamasurg.2017.0504. 2. Hill, Maureen V., et al. 2017. “Wide Variation and Excessive Dosage of Opioid Prescriptions for Common General Surgical Procedures.” Annals of Surgery 265 (4): 709 -714. 3. Banta-Green, et al (2009). Opioid use behaviors, mental health and pain—Development of a typology of chronic pain patients. Drug and Alcohol Dependence 104(1-2), 34-42. _https://-doi.org/10.1016/j.drugalcdep.2009.03.021. 4. CDC 2017: Centers for Disease Control and Prevention. Opioid Overdose: U.S. Prescribing Rates Map. Available at https://www.cdc.gov/drugoverdose/maps/rxrate-maps.html. Accessed 8 March 2018. 5. Levy et al. “Trends in Opioid Analgesic-Prescribing Rates by Specialty, U.S., 2007-2012.” Am J Prev Med. 2015;49(3):409-413. 6. Bates, et al. 2011. “Overprescription of Postoperative Narcotics: A Look at Postoperative Pain Medication Delivery, Consumption and Disposal in Urological Practice.” The Journal of Urology 185 (2): 551 -55. doi:10.1016/j.juro. 2010.09.088. 7. Canfield, Marta C., et al. 2010. “Prescription Opioid Use Among Patients Seeking Treatment for Opioid Dependence:” Journal of Addiction Medicine 4 (2): 108 -13. doi:10.1097/ADM.0b013e3181b5a713. 8. The Council of Economic Advisers, 2017. The Underestimated Cost of the Opioid Crisis. The Cost of Opioids How Postoperative Opioids Can Be a Doorway to Addiction

Heron’s Goals For Postoperative Pain Program Our philosophy is that: Opioids play an important role for reduction of severe pain, but should be used as a last resort, rather than the first step in pain management Reduction in the use of opioids should not come at the cost of patients experiencing more pain Using our technology as part of a multi-modal postoperative pain regimen, our goal is to: Eliminate the need for opioids to control postoperative pain in as close to 100% of patients as possible, making discharge prescriptions for opioids unnecessary in the outpatient setting Provide better pain control than conventional reliance on opioids

HTX-011 Mechanism of Action

With a pKa of 8.1, bupivacaine is sensitive to reduced pH The acidic environment associated with inflammation results in far less drug penetrating the nerve membrane and reduced anesthetic effects1,2 1. Hargreaves, K, Keiser, K, Local anesthetic failure in endodontics: Mechanisms and Management , Endodontic Topics 1:26–39 2002 2. Local anesthetic nerve penetration model adapted from Becker and Reed. Anesth Prog 53:98–109 2006 Local Anesthetics Exist in a Balance Between Water- and Lipid-Soluble Forms Inflammation produces an acidic environment With a one pH unit drop, 10-fold less bupivacaine is able to penetrate the nerve cell membrane A Potential Hypothesis: Inflammation, pH, and Local Anesthetic Failure

1 Postoperative pain model in pigs from Castle et al, 2013 EPJ 2 Human dose of liposomal bupivacaine with 40% smaller incision (n=4 pigs in each arm) Increasing Analgesia 2 HTX-011 is Designed to Produce Marked Analgesia Through the First 72 Hours After Surgery as Demonstrated in this Preclinical Model1

HTX-011 Reduces Pain Better Than the Individual Components in Both Bunionectomy and Herniorrhaphy Phase 2 Studies



Bunionectomy
Time Interval After Study Drug Administration, Hours
0-24
0-48
0-72
10
-10
-30
-50
-70
-90
-110
Greater Pain Reduction
AUC LSMD (vs Saline Placebo)
p=0.0154 vs. HTX-002*
p<0.0001 vs. HTX-009*
HTX-011 60 mg (n = 52)
Bupivacaine ER 60 mg (n = 23)
Meloxicam ER (n = 30)
p=0.0208 vs. HTX-002*
p=0.0005 vs. HTX-009*
p=0.0333 vs. HTX-002*
p=0.0090 vs. HTX-009*
Herniorrhaphy
0-24
0-48
0-72
20
0
-20
-40
-60
-80
-100
-120
Greater Pain Reduction
p=0.2041 vs. HTX-002*
p<0.0035 vs. HTX-009*
HTX-011 200 mg (n = 16)
Bupivacaine ER 200 mg (n = 13)
Meloxicam ER (n = 18)
p=0.0592 vs. HTX-002*
p<0.0042 vs. HTX-009*
p=0.0333 vs. HTX-002*
p=0.0072 vs. HTX-009*

*p-value from ANOVA, LSMD of area under the curve for HTX-011 vs. HTX-002 or HTX-009

HTX-011 is an investigational new drug and not approved by the FDA

11

HTX-011 is a single-dose application administered via a needle-free syringe to directly coat the affected tissue within the surgical site prior to suturing HTX-011 is Applied into the Surgical Site at the End of Surgery Without a Needle Reference: Data on file.

Seven Active-Controlled Studies Showing Significantly Better Pain Reduction With HTX-011 Than Bupivacaine Included in NDA

Study	Phase	Surgical Model	Tissue Type	Significant for Pain Reduction vs. PBO	Significant for Pain Reduction vs. BPV	Significant Reduction in Opioid Use
202	2	Herniorrhaphy	Soft	✓	✓	✓
203	2	Abdominoplasty	Soft	✓	✓	✓
208	2	Bunionectomy	Bony	✓	✓	✓
209	2b	TKA	Bony	✓	✓	✓
211	2b	Breast Augmentation	Soft	✓	✓	✓
301	3	Bunionectomy	Bony	✓	✓	✓
302	3	Herniorrhaphy	Soft	✓	✓	✓

PBO = placebo; BPV = bupivacaine solution; TKA = total knee arthroplasty

13

HTX-011 is an investigational new drug and not approved by the FDA

HERON THERAPEUTICS

HTX-011 Clinical Development EPOCH 1: Bunionectomy Results (Study 301)

EPOCH 1 (Study 301) Bunionectomy: Study Design N = 412 (3:2:3 to HTX-011 60 mg, saline placebo, or bupivacaine HCl 50 mg) 438 subjects were randomized and 412 were dosed (ITT Population) 13 sites in the United States Screening Period HTX-011 60 mg (N=157) Saline Placebo 2.1 mL (N=100) Bupivacaine HCl 50 mg (N=155) 72 Hours 39 Days Randomization and Surgery Primary Endpoint End of Study (Day 42) Inpatient Period Outpatient Follow-up Period 675 Screened 438 Randomized 412 Dosed 1 subject (006-1018) was randomized to Bupivacaine HCl but received saline placebo HTX-011 is an investigational new drug and not approved by the FDA

EPOCH 1 Bunionectomy: Results Hierarchy


Primary: AUC_{0-72} HTX-011 vs. PBO
$p < 0.0001$
1st Key Secondary: AUC_{0-72} HTX-011 vs. BPV
$p = 0.0002$
2nd Key Secondary: Opioid Consumption HTX-011 vs. PBO
$p < 0.0001$
3rd Key Secondary: Opioid-Free HTX-011 vs. BPV
$p = 0.0001$
(Opioid-Free vs. PBO: $p < 0.0001$)
4th Key Secondary: Opioid Consumption HTX-011 vs. BPV
$p = 0.0022$

PBO: saline placebo; BPV: bupivacaine HCl

HTX-011 is an investigational new drug and not approved by the FDA

16

HERON THERAPEUTICS

EPOCH 1 Bunionectomy: Mean Pain Intensity Source: Figure 14.2.7 wWOCF – window worst observation carried forward HTX-011 is an investigational new drug and not approved by the FDA

EPOCH 1 Bunionectomy: Percentage of Subjects Who Are Opioid-Free Through 72 hours and Through Days 10 and 28 Percent of Patients With Severe Pain at Any Time Through 72 hours HTX-011 53.5% Saline Placebo 83.0% p<0.0001 Bupivacaine 75.5% p<0.0001 Key Secondary Endpoint HTX-011 is an investigational new drug and not approved by the FDA

EPOCH 1 Bunionectomy: HTX-011 Opioid-Free Subjects Have the Lowest Rate of Opioid-Related Adverse Events (ORAEs) Opioid consumption is measured in milligram morphine equivalents (MME) N for each bar: HTX-011 is an investigational new drug and not approved by the FDA

← Favors Active Favors Placebo → EPOCH 1 Bunionectomy: Benefit – Risk for HTX-011 HTX-011 is an investigational new drug and not approved by the FDA

HTX-011 Clinical Development EPOCH 2: Herniorrhaphy Results (Study 302)

EPOCH 2 (Study 302) Herniorrhaphy: Study Design N= 418 (2:1:2 to HTX-011 300 mg, saline placebo, or bupivacaine HCl 75 mg) 446 subjects were randomized and 418 were dosed (ITT Population) 17 sites in 2 countries (United States, Belgium) Screening Period HTX-011 300 mg (N=164) Saline Placebo 10.3 mL (N=82) Bupivacaine HCl 75 mg (N=172) 72 Hours 25 Days Randomization and Surgery Primary Endpoint End of Study (Day 28) Inpatient Period Outpatient Follow-up Period 668 Screened 446 Randomized 418 Dosed 1 subject (005-2018) was randomized to HTX-011 but received Bupivacaine HCl HTX-011 is an investigational new drug and not approved by the FDA

EPOCH 2 Herniorrhaphy: Results Hierarchy


Primary: AUC0-72 HTX-011 vs. PBO
p = 0.0004
1st Key Secondary: AUC0-72 HTX-011 vs. BPV
p < 0.0001
2nd Key Secondary: Opioid Consumption HTX-011 vs. PBO
p = 0.0001
3rd Key Secondary: Opioid-Free HTX-011 vs. BPV
p = 0.0486
(Opioid-Free vs. PBO: p < 0.0001)
4th Key Secondary: Opioid Consumption HTX-011 vs. BPV
p = 0.0240

PBO: saline placebo; BPV: bupivacaine HCl

HTX-011 is an investigational new drug and not approved by the FDA

23

EPOCH 2 Herniorrhaphy: Mean Pain Intensity Source: Figure 14.2.7 HTX-011 is an investigational new drug and not approved by the FDA

EPOCH 2 Herniorrhaphy: Percentage of Subjects Who Are Opioid-Free Through Day 28 Percent of Patients With Severe Pain at Any Time Through 72 hours HTX-011 48.8% Saline Placebo 81.7% p<0.0001 Bupivacaine 60.5% p=0.0372 Key Secondary Endpoint HTX-011 is an investigational new drug and not approved by the FDA

EPOCH 2 Herniorrhaphy: HTX-011 Opioid-Free Subjects Have the Lowest Rate of Opioid-Related Adverse Events (ORAEs) Opioid consumption is measured in milligram morphine equivalents (MME) N for each bar: HTX-011 is an investigational new drug and not approved by the FDA

← Favors Active Favors Placebo → EPOCH 2 Herniorrhaphy: Benefit – Risk for HTX-011 HTX-011 is an investigational new drug and not approved by the FDA

HTX-011 Clinical Development Phase 2b Total Knee Arthroplasty (TKA) Study (Study 209)

Study 209 Phase 2b: Total Knee Arthroplasty HTX-011 400 mg Instillation N = 58 HTX-011 400 mg Instillation, plus ropivacaine 50 mg injected to posterior capsule N = 56 Saline Placebo Injection N = 53 Bupivacaine 125 mg Injection N = 55 Pre-op Medication: acetaminophen (IV) 1 g, pregabalin (oral) 150 mg HTX-011 Administration Technique: needle-free instillation of 100 mg for posterior capsule & 300 mg for remaining tissue Ropivacaine Administration Technique: 50 mg injected into posterior capsule Post-op Medication: only opioid rescue medication available HTX-011 is an investigational new drug and not approved by the FDA

Study 209 TKA: Results Hierarchy

HTX-011 via instillation achieved primary and key secondary endpoints for reduction in pain intensity scores at rest (NRS-R)

$AUC_{0\text{-}48}$ HTX-011 400 mg + Ropivacaine vs. Placebo	$p < 0.0001$
$AUC_{0\text{-}48}$ HTX-011 400 mg vs. Placebo	$p = 0.0002$
$AUC_{0\text{-}72}$ HTX-011 400 mg+ Ropivacaine vs. Placebo	$p < 0.0001$
$AUC_{0\text{-}72}$ HTX-011 400 mg vs. Placebo	$p = 0.0004$

30

HTX-011 is an investigational new drug and not approved by the FDA

Study 209 TKA: Significant Separation between HTX-011 Arms and Placebo through 72 Hours (Primary Endpoint) wWOCF for use of opioid rescue medication and LOCF for missing pain data HTX-011 is an investigational new drug and not approved by the FDA

Study 209 TKA: HTX-011 Significantly Superior to Both Placebo and Bupivacaine Through 72 Hours Without Adjusting for Opioid Use Notes: Pain intensity collected at rest LOCF for missing data and no adjustment for use of opioid rescue medication

Study 209 TKA: HTX-011 Reduces Opioid Use through 72 Hours Source: Figure 14.2.2.2 Opioid consumption is measured in milligram morphine equivalents (MME) HTX-011 is an investigational new drug and not approved by the FDA

Study 209 TKA: Significant Increase Compared to Placebo in Patients Achieving “Discharge Ready” MPADDS Criteria* with HTX-011 Source: Table 14.2.13.2 *MPADSS, modified postanaesthetic discharge scoring system. The proportion of subjects who first achieve an MPADSS score ≥9 at each timepoint was analyzed cumulatively. P-values from Fisher's exact test. p-value vs PBO:0.0070.0030.0220.0010.0770.010 P-value vs BPV:0.3470.1850.3480.0550.2430.068 HTX-011 is an investigational new drug and not approved by the FDA

Safety Summary HTX-011 was generally well tolerated across all Phase 2 and Phase 3 studies with no clinically meaningful differences in: Overall adverse events The incidence of serious adverse events Premature discontinuations due to adverse events Potential local anesthetic systemic toxicity (LAST) adverse events Potential wound healing related adverse events No deaths on HTX-011 (one on bupivacaine) HTX-011 is an investigational new drug and not approved by the FDA

HTX-011 Clinical Development Phase 2 Opioid Elimination Study in Herniorrhaphy (Study 215)

Study 215 Herniorrhaphy: Pilot Opioid Elimination Study

Study Rationale: Pilot study to evaluate use of HTX-011 with a standard background multimodal regimen.

Study Design:

	Cohort	
Treatment	1	2
Number of Subjects Dosed	**33**	**30**
HTX-011 300 mg	√	√
+ Preoperative oral acetaminophen (APAP)	√	√
+ Postoperative acetaminophen q 6h + ibuprofen q6h	√	√
+ Intraoperative IV ketorolac		√

37

HTX-011 is an investigational new drug and not approved by the FDA

HERON THERAPEUTICS

Study 215 Herniorrhaphy: HTX-011 Plus Acetaminophen and Ibuprofen Kept Pain in the MiId Range Through 72 Hours Cohort 1: Preoperative oral APAP + Postop APAP + ibuprofen (N=33) Cohort 2: 1:Preop oral APAP + Intraoperative IV Ketorolac + Postop APAP + ibuprofen (N=30) wWOCF for use of opioid rescue medication and LOCF for missing pain data Addition of IV ketorolac provided no added benefit beyond oral acetaminophen and ibuprofen. Mild Pain 0 to 4 HTX-011 is an investigational new drug and not approved by the FDA

Study 302 and Study 215 Herniorrhaphy: Proportion of Patients Opioid-Free HTX-011 is an investigational new drug and not approved by the FDA

Study 302 and Study 215 Herniorrhaphy: Mean Consumption of Opioid Rescue Medication Opioid consumption is measured in milligram morphine equivalents (MME) HTX-011 is an investigational new drug and not approved by the FDA

Proposed Standardized Protocol for Outpatient Open Inguinal Hernia Repair Surgery HTX-011 at the end of surgery Scheduled acetaminophen and ibuprofen for 5 days; PRN after that For discharge 2 hours post surgery, only patients who have experienced a pain score of 6 or more should be given discharge opioids 80% of patients would not need a discharge prescription 5 pills of oxycodone would have been sufficient to avoid calls to the surgeon Use of this protocol in the approximately one million such procedures/year in US would decrease outpatient opioids by >90% from the current estimate of approximately 30M pills/year HTX-011 is an investigational new drug and not approved by the FDA

HTX-034 Development Next Generation Product for Postoperative Pain

HTX-034 Produces Complete Elimination of Pain Through 7 Days in Pig Postoperative Pain Model HTX-011 & HTX-034 are investigational new drugs and not approved by the FDA This validated pig model of postoperative pain has been predictive of clinical observations with HTX-011, HTX-002 and HTX-009

The Commercialization of HTX-011 Advancing Pain Management HTX-011 is an investigational new drug and not approved by the FDA

EXISTING PLATFORM ADVANTAGES Established Platform With Experienced Teams in Place We are prepared for the launch of HTX-011. Our critical teams are already in place, with extensive experience in successful hospital launches. Strong KOL relationships Successful hospital and pain management launch experience IND/hospital/ASC expertise and relationships Reimbursement infrastructure in place GPO contracts in place* Full Line Wholesaler agreements and 3PL in place* Safety monitoring structure in place Proven compliant execution Robust systems in place and pressure tested for blockbuster launch Commercial Leadership Key Account Management Payer GPO Trade and Distribution Pharmaco- vigilance Regulatory and Compliance Backbone Infrastructure Medical Science Liaisons

Commercial teams achieved rapid adoption of CINVANTI and captured one-third of the market in the first 12 months of launch Source: Heron 867 data December 31 , 2018 CINVANTI Ordering Accounts Since Launch Total Market Share

NK1 Units Q1’18 Q2’18 Q3’18 Q4’18 (LE) Clinic (000s) 139 158 164 164 (est) Commercial teams demonstrated the ability to execute across both clinic and hospital CINVANTI EMEND IV CINVANTI Launch (Jan 3, 2018) Total Clinic Hospital CINVANTI Launch (Jan 3, 2018) CINVANTI Launch (Jan 3, 2018) Source(s): Heron 867 data. Heron DDD 5HT3, NK1 Data *Share calculation Q1’18 – Q3’18 = Cinvanti Q Units/Cinvanti + Emend IV Q Units. Q4’18 Cinvanti share calculated by keeping total NK1 market flat to Q3’18 ** Total includes units classified as “Other” Class of Trade in data NK1 Units Q1’18 Q2’18 Q3’18 Q4’18 (LE) Total** (000s) 334 372 391 391 (est) NK1 Units Q1’18 Q2’18 Q3’18 Q4’18 (LE) Hospital (000s) 194 211 226 226 (est)

Key CINVANTI Learnings to Support HTX-011 Launch

HTX-011	KEY DRIVERS	CINVANTI
MOA, Superior efficacy vs. SOC	DIFFERENTIATED PRODUCT	First and only polysorbate 80-free NK1 RA
Broad Access Pricing	WAC	Lower Acquisition Cost (-$40)
3-year pass through (C-Code)	340B	3- year pass through (C-Code)
Top 200 IDNs	FOCUS	Top 200 IDNs, 340B
Selected GPOs / IDNs	CONTRACTING	Selected GPOs / IDNs
Ambulatory Surgical Centers	ACCELERATE SALES	Community Oncology
Exparel, On-Q	COMPETITION	Merck
Leverage ASCs and Outpatient for access and confidence	REIMBURSEMENT	Leverage Community to create confidence
Reduce / Eliminate Risk with ASCs	VALUE ADDED SERVICES	Reduce / Eliminate Risk community setting
Hospital driven / Multiple Surgical lines	IMPLEMENTATION	IDN driven pull through at affiliated hospitals

48

HERON THERAPEUTICS
Developing Best-in-Class Medicine. Improving Lives.™

The Market is Large and Waiting for an Effective Non-opioid Solution

Theoretical and Target Market

~29M Annual US Surgical Procedures Requiring Postoperative Pain Management

~13.5M procedures

Initial Targets
Higher volume procedures across 4 major specialties
- ~5.9M Orthopedic
- ~4.2M General Surgery
- ~2.6M OB/GYN
- ~0.8M Plastic Surgery

~15.5M procedures

Secondary Targets
Other procedures requiring postoperative pain management but not amongst initial targets for one or more of these reasons:
- Non-core specialties
- Relatively lower pain scores
- Lower volume per procedure

Local Anesthetic Route of Delivery *


Any Local, 85%
NB Only, 15%
THE LARGEST OPPORTUNITY TO DRIVE VALUE AND CREATE CHANGE

NB: Nerve Block

* Local Anesthetics are used in ~70% of procedures

49

HERON THERAPEUTICS
Developing Best-in-Class Medicine. Improving Lives.™

HTX-011 is focused on the largest market opportunity THE LARGEST OPPORTUNITY TO DRIVE VALUE AND CREATE CHANGE NB: Nerve Block N = 22M Procedures DRG Foundational Insights Research Dec. 2016

Physicians indicated a raw preference share of 56% for HTX-011 across the covered procedures Overall Wt. Average Preference Share Preference Share (%, Raw) 56% Raw preference share for HTX-011 from physicians: 56% The top procedures where physicians expected to use HTX-011 were knee arthroplasty and hernia repair Several procedures saw higher raw preference shares than prior market research, notably knee & hip arthroplasty, C-section, laparoscopic hysterectomy and spine procedures >1M Procedures in 2035 >500K Procedures in 2035 <500K Procedures in 2035 Reference: DRG Postoperative Pain Quantitative Research (Nov 2018) - n = 290 physicians; *Less than 100K procedures at peak

HTX-011 Enjoyed a Physician Preference Share of 44%


Adjusted Physician Preference Share Distribution
Other "caines"
(e.g. lidocaine, ropivacaine, generic combo, etc.)
Bupivacaine HCl
Exparel
HTX-011
25%
64%
11%
-6%
-32%
-5%
14%
36%
6%
44%
Current Therapy (Actual)
Future Therapy (Applying HTX-011 *preference* share)

- HTX-011 is likely to initially convert share from Exparel, as well as the rest of the local anesthetics (bupivacaine & other "caines")
- There is an additional opportunity to convert physicians not using local anesthetics; physicians indicated a willingness to use HTX-011 in ~30% of procedures where they are currently not using local anesthetics

Current therapy based on Claims data from 2017 for Exparel, other agents are based on 2018 Physician Survey

Data from analysis of physician static survey & conjoint - Sample includes n = 330 physicians

52

HERON THERAPEUTICS
Developing Best-in-Class Medicine. Improving Lives.™

Customers Value HTX-011’s Superior Product Profile Highly favorable feedback from both physicians and pharmacy directors, driven by key differentiators versus bupivacaine, including a novel MOA supported by superior pain reduction, opioid reduction, and opioid-free endpoints High preference shares across initial target procedures Based on phase 3 and 2b procedures (bunion, hernia, TKA), 64% would use in all procedures they deemed appropriate 95% preferred bupivacaine (versus placebo) as the Phase 3 comparator 71% of physicians would advocate for HTX-011 to be on formulary 71% Aggregated preference share across specialties and key surgeries was 60% 60% 68% of Pharmacy Directors found HTX-011’s profile more valuable than Exparel and 88% would grant access at an equivalent price 68% Reference: DRG Postoperative Pain Quantitative Research (Nov 2018) - n = 290 physicians;

Exparel® is a small obstacle to HTX-011 uptake as its penetration is less than 6% Across product attributes, surgeons and pharmacy directors surveyed consistently prefer HTX-011 over Exparel for the following reasons: Significant reduction in severe pain resulting in significant increase in opioid-free patients Superior efficacy profile of HTX-011 through 72 hours, with significant benefit over bupivacaine HCl Unique mechanism of action Simple route of administration eliminating the need for up to 120 injections, with no need for extensive training Surveyed pharmacy directors state that they would provide better access to HTX-011 than to Exparel Being Second to Market is NOT a Significant Obstacle to Commercial Success Reference: DRG Pharmacy Director Surveys

Pharmacy Directors Prefer HTX-011 to Exparel®

Impact of HTX-011 Launch on Exparel Formulary Status



43%
33%
25%
Exparel status would stay the same
Exparel formulary status / purchasing would be made more restrictive
Exparel would be removed
% of Pharmacy Directors (DRG Survey, 2018)
N = 40 Pharmacy Directors

Formulary Status of Exparel vs. Expected HTX-011 Status



22%
56%
22%
44%
44%
12%
Not on Formulary
On Formula, With Restrictions
On Formulary, No Restrictions
HTX-011 (Predicted)
EXPAREL (Stated)

Most pharmacy directors indicate HTX-011 would displace Exparel on formulary

- Over 50% of pharmacy directors report that if HTX-011 became available on their institution's formulary, Exparel would be subject to greater restrictions or would be entirely removed from formulary
- For institution's with less formulary consolidation, Exparel may continue to be stocked to accommodate a small segment of patients not using HTX-011

*"We can **encourage use of [HTX-011]** by making use of **standing order sets** and our EMR system, so if we continued to carry Exparel, we would make it restricted to only patients contraindicated to Product X."*
– Pharmacy Director

Reference: DRG Pharmacy Director Survey (2018): Q27. What would happen to EXPAREL if Product X was approved on formulary at your institution?

55

HERON THERAPEUTICS
Developing Best-in-Class Medicine. Improving Lives.™

HTX-011 has Strategic Advantages Across Each Setting of Care

Clearly differentiated strategy supported by building advocacy with pharmacy, surgeons, and anesthesiologists

13.5 MILLION
INITIAL TARGET PROCEDURES

Hospitals account for 91%, including top 200 IDNs (12.3M procedures)

52%
Hospital Inpatient
(7M procedures)

- Part of DRG payment
- 3 SKUs/lower average cost
- ~50% connected 340B hospitals

39%
Hospital Outpatient
(5.3M procedures)

- 3-year pass through (C-Code)
- 340B opportunity
- High value IDN and procedure focus

Ambulatory surgical centers account for 8% (1.1M procedures)

8%
Ambulatory Surgical Centers (ASCs)
(1.1M procedures)

- ASP +6%
- Lower access barriers
- Targeted facilities
- Connected to top IDNs
- Targeted high value procedures

47% of the opportunity lends itself to favorable reimbursement and access

The remaining 1% of procedures are performed at private physician practices

56

HERON THERAPEUTICS
Developing Best-in-Class Medicine. Improving Lives.™

~2258 hospitals (excluding children’s & psych) Perform 8.4M outpatient surgeries 4.4M inpatient surgeries/year Manufacturers required to provide 23.1% discount off ASP/WAC Discount does not impact ASP or best price calculations Effective January 1, 2018, CMS reimbursement to hospitals for 340B drugs changed significantly from ASP+6% to ASP–22.5% Change enables CMS to capture most of the discounts manufacturers provide eligible hospitals Products with pass-through status are exempt from this reimbursement change 340B Hospital Summary With C-Code Without C-Code ASP + 6% ASP – 22.5% 340B Drug Reimbursement

High-Value Procedures in Initial Target Market Procedure Annual Volume (‘000s, US, 2015) Overall % Local Anesthetic Use Total Procedures Inpatient Outpatient (C-code) ASC (C-Code) Medicare Non-Medicare Survey Ortho Surgery Knee arthroplasty 815 721 65 28 41% 59%* 87% Hip arthroplasty 337 325 7 5 43% 57%* 81% Shoulder arthroplasty 107 96 8 2 47% 52%* 89% Rotator cuff repair 550 11 343 192 27% 73%* 86% Spine procedures 750 463 249 36 35% 65%* 95% General Surgery Hernia repair 1,096 200 777 106 25% 74% 77% Hemorrhoidectomy 504 10 147 73 9% 37%* 88% Colon and small bowel resection 483 461 18 0.7 33% 66%* 82% Plastic Surgery Abdominoplasty 160 29 118 11 16% 83% 72% Mammoplasty >300 10 92 19 6% 34% 85% OB/GYN C-Section 1,285 1273 6.1 0 2% 98%* 32% *Note: For settings in which procedure-specific breakdown of Medicare vs. non-Medicare was not available, the overall Medicare vs. non-Medicare breakdown was applied to the total volume of procedures occurring in the given setting Completed studies

Heron is Well Positioned to Execute a Blockbuster Launch for HTX-011 Proven track record with hospital launch success Existing robust platform and structure to support launch Significant unmet need and market opportunity Highly focused launch strategy to accelerate sales Unprecedented value proposition HTX-011 is an investigational new drug and not approved by the FDA

CINV Commercial Products

CINV Prophylaxis Typically Requires Two Complimentary Mechanisms of Action NK1 receptor antagonists Substance P is primary driver of delayed CINV, but related to ~15% of acute failures EMEND® IV (fosaprepitant), which has 90% share of the US NK1 market, contains the synthetic surfactant polysorbate 80 that has been associated with serious hypersensitivity and infusion site reactions 5-HT3 receptor antagonists These are the backbone of CINV prophylaxis Excessive serotonin release is the primary driver for CINV in the acute phase and secondary driver in the delayed phase NK1 receptor antagonist CINVANTI™ 5-HT3 receptor antagonist SUSTOL®

Heron’s CINV Portfolio Continues to Outperform All CINV Branded Launches in Past 10 Years First 12 Months of Sales for All CINV Brand Launches in Last 10 Years Sources: IMS DDD; Heron actuals (distributor 867 reports); due to data availability, Sancuso data includes actuals for launch months 3-12 and estimates for months 1-2; Varubi includes actuals for months 1-12

CINV Portfolio Achieved $76.7M in Net Product Sales in 2018 and Over $100M Since Inception CINV portfolio net sales by quarter

CINVANTI Accounts and Market Share Continue to Grow Source: Heron 867 data December 31 , 2018 CINVANTI Ordering Accounts Since Launch Total Market Share

NK1 Units Q1’18 Q2’18 Q3’18 Q4’18 (LE) Clinic (000s) 139 158 164 164 (est) CINVANTI Market Share is Climbing Steadily Across All Segments CINVANTI EMEND IV CINVANTI Launch (Jan 3, 2018) Factors influencing further share growth: Unique J code Jan 2019 Long tail of use (30-40% of use is in hundreds of smaller practices) is challenging to reach, with minimal contract advantages Total Clinic Hospital CINVANTI Launch (Jan 3, 2018) CINVANTI Launch (Jan 3, 2018) Source(s): Heron 867 data. Heron DDD 5HT3, NK1 Data *Share calculation Q1’18 – Q3’18 = Cinvanti Q Units/Cinvanti + Emend IV Q Units. Q4’18 Cinvanti share calculated by keeping total NK1 market flat to Q3’18 ** Total includes units classified as “Other” Class of Trade in data NK1 Units Q1’18 Q2’18 Q3’18 Q4’18 (LE) Total** (000s) 334 372 391 391 (est) NK1 Units Q1’18 Q2’18 Q3’18 Q4’18 (LE) Hospital (000s) 194 211 226 226 (est)

Strategy to preserve CINVANTI through generic arbitrage Leverage favorable 340B pass through status, ASP+ 6% through 2020 Potential Q1 2019 label expansion to include IVP further differentiating CINVANTI from Emend and generics Long term contracts extending beyond September of 2019 CINVANTI has become an established brand across both clinics and hospital capturing one-third of the market in Q4 2018

* Ondansetron launch aligned ALOXI/Palonosetron Arbitrage is Lasting Much Longer Than the Zofran/Ondansetron Arbitrage Branded Generic manufacturers have evolved and become more disciplined on pricing to maximize revenue Even with multiple generics on the market, the price of palonosetron has not dropped as quickly as in the past Slower decline in prices leads to a slower drop in ASP and a longer arbitrage Although the DoJ is investigating the lack of competition between generic manufacturers, we do not expect substantive changes in the slope of the palonosetron ASP decline Therefore, the arbitrage will continue to impact SUSTOL sales though most of 2019

2019 CINV Franchise Outlook SUSTOL®: While we expect to see sales of SUSTOL slowly improve, the core business will continue to be weak during the protracted palonosetron arbitrage CINVANTI® We expect to see steady growth in the marketplace through mid-year due to what we believe is the best overall profile compared to the other available NK1 antagonists CINVANTI (aprepitant) injectable emulsion received unique J-Code J0185 effective January 1, 2019 Generic aprepitant IV is expected in September 2019 Due to significant sales in 340b hospitals and other factors, we do not expect this arbitrage to have the same magnitude as the Aloxi arbitrage  CINV Franchise 2018 net product sales: $76.7M 2018 guidance: $60M - 70M raised to $70M - $72M 2019 guidance: $115M - $120M

Financial Summary Summary Statement of Operations and Net Cash Used in Operations (In thousands, except per share data) Three Months Ended September 30, 2018 Nine Months Ended September 30, 2018 Net product sales $ 19,786 $ 48,630 Operating expenses1 61,566 181,253 Other income, net 3,434 3,342 Net loss1 $ (38,346) $ (129,281) Net loss per share2 $ (0.49) $ (1.81) Net cash used in operations $ (35,876) $ (158,318) Condensed Balance Sheet Data (In thousands) September 30, 2018 Cash, cash equivalents and short-term investments $ 364,800 Accounts receivable, net $ 53,633 Total assets $ 470,896 Total stockholders’ equity $ 406,808 Common shares outstanding at September 30, 2018 totaled 78.0 million. 1 Includes $8.1 million and $23.6 million of non-cash, stock-based compensation expense for the three and nine months ended September 30, 2018, respectively. 2 Based on 77.8 million and 71.5 million weighted-average common shares outstanding for the three and nine months ended September 30, 2018, respectively.

Key Catalysts in Pain Management & CINV Franchises HTX-011 & HTX-034 for Postoperative Pain CINVANTI ® and SUSTOL® for CINV FDA accepted NDA Priority Review Designation PDUFA date April 30, 2019 No Advisory Committee planned 2018 net sales: $76.7M 2018 net sales guidance for CINV: $60M - $70M raised to $70M - $72M Additional Phase 2 clinical studies using HTX-011 as the cornerstone of an opioid-free multimodal pain regimen 2019 net sales guidance for CINV franchise: $115M - $120M Publication of Phase 3 and Phase 2b studies Anticipated launch in 3Q2019 (if approved) Phase 2 with HTX-034 in 2H2019 HTX-011 & HTX-034 are investigational new drugs and not approved by the FDA

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